UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2014

Bitcoin Shop, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	26-2477977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 North Fort Myer Drive, Suite #1105 Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 764-1084

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On October 2, 2014, Bitcoin Shop, Inc. (the “Company”) entered into a Subscription Agreement (the “Agreement”) with Coin Outlet Inc. (“Coin Outlet”) pursuant to which the Company purchased from Coin Outlet 8,334 Units, at $6.00 per Unit, for an aggregate purchase price of $50,004.  Each Unit consists of (i) one share of Coin Outlet’s common stock, and (ii) a warrant to purchase two (2) shares of Coin Outlet’s common stock at an exercise price of $6.00 per share which expires on January 15, 2015 (the “Warrant”).

As further incentive for the Company to enter into the Agreement, the Company, Coin Outlet and its shareholders (the “Holders”) entered into an option agreement with the Company (the “Option”).  Pursuant to the Option agreement the Company shall have the option in one or more transactions to exchange an aggregate of up to 75,448 shares in Coin Outlet (or approximately 7.4% of the total shares of Coin Outlet issued and outstanding immediately prior to this transaction) (the “CO Shares”) for up to an aggregate of 3,500,000 newly issued shares of common stock of the Company (the “BTCS Shares”).  Both the CO Shares and BTCS Shares shall be adjusted to account for certain reclassifications and adjustments as set forth in the Option agreement.  Pursuant to the Option agreement the Option will automatically be exercised in full on August 15, 2015 unless Coin Outlet or the Company has had a material adverse effect.

The Holders further agreed to enter into a lock-up agreement with the Company with respect to any BTCS Shares received (the “Lockup Agreement”).  Pursuant to the Lockup Agreement the Holders are prohibited from the sale of any BTCS Shares until after February 5, 2017.

Immediately prior to the transaction Coin Outlet’s share structure consisted of 1,000,000 shares of common stock, and no other equity or equity linked securities were issued or outstanding.  After giving effect to the Unit purchase the Company will own 0.83% of Coin Outlet and if the Warrant and Option are exercised in full the Company would own 9.8% of Coin Outlet.

The foregoing information is a summary of each of the transaction documents involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form of Subscription Agreement
10.2	Form of Lock-Up Agreement
10.3	Form of Warrant
10.4	Form of Option Agreement
10.5	Form of Share Exchange Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITCOIN SHOP INC.

Dated: October 2, 2014	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer